EXHIBIT 5.16

CONSENT OF J. LAVIGNE

The undersigned hereby consents to the use of the undersigned’s report entitled “NI 43-101 Technical Report on the Côté Gold Project, Chester Township, Ontario, Canada” dated October 24, 2012, and the information derived therefrom, as well as the reference to the undersigned’s name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation.

Dated this 5th day of April, 2016

(Signed) “Jamie Lavigne”
Name:	Jamie Lavigne, M.Sc., P.Geo.
Title:	Associate Principal Geologist
Roscoe Postle Associates Inc.

RPA Inc. 55 University Ave. Suite 501	Toronto, ON, Canada M5J 2H7	T +1 (416) 947 0907	www.rpacan.com